UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018 (May 10, 2018)

Commission file number: 333-216143

ADVECO GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	98-1326996
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

(86) 0724-6702631

(Company’s Telephone Number, Including Area Code)

NA

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called "forward-looking statements," all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "forecasts," "projects," "intends," "estimates," and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

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Item 1.01. Entry into a Material Definitive Agreement

On May 10, 2018, Adveco Group, Inc., a Nevada corporation (hereinafter referred to as “ADVV” or “Company”), SunnyTaste Group Inc., a British Virigin Islands limited liability company (the “STGI”), three stockholders set forth in Schedule A, who collectively holds 100% of the issued and outstanding capital stock of STGI (the “Stockholders”). Pursuant to the Share Exchange Agreement, the Company will issue 427,568,548 shares (the “New Shares”) of the Company’s common stock to the Shareholders (or their designees), and transfer these New Shares to the Stockholders (or their designees), which collectively shall represent 98.5% of the issued and outstanding common stock of the Company immediately after the Closing, in exchange for the STGI stocks (the STGI Stocks”), representing 100% of the issued share capital of STGI. As a result of the exchange of the STGI Stocks for the New Shares (the “Share Exchange”), STGI will become a wholly owned subsidiary (the “Subsidiary”) of the Company (the “Parent”) and there will be a change of control of the Company following the closing.

The Share Exchange will be subject to customary closing conditions. A copy of the Agreement dated May 10, 2018 is filed as Exhibit 10.1 to this Form 8-K. The foregoing description of the Share Exchange does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

The New Shares to be issued in connection with the Share Exchange will not be registered under the Securities Act, and will be issued in reliance upon the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended (the "Securities Act"). Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The securities described above will be issued in reliance upon exemptions from registration pursuant to Regulation S under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement dated May 10, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adveco Group Inc.

Dated: May 16, 2018	By:	/s/ Xuebing Ma
Xuebing Ma, CEO

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